Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports pertaining to The Union Central Life Insurance Company and Carillon Account dated March 16, 1998 and March 2, 1998 respectively, in Post-Effective Amendment Number 16 to the Registration Statement (Form N-4 No. 2-92146) and related Prospectus of Carillon Account of The Union Central Life Insurance Company.


                                   /s/ Ernst & Young LLP

                                    Ernst & Young LLP

Cincinnati, Ohio
April 27, 1998